UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

MDwerks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-118155	33-1095411
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

411 Walnut Street, Suite 20125

Green Cove Springs, FL 32043

(Address of principal executive offices) (Zip code)

(252) 501-0019

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On December 6, 2022, MDwerks, Inc. (the “Company”) issued 90,000,000 shares of the Company’s common stock (the “Common Stock”) upon conversion of 900,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) held by Tradition Reserve I LLC (“Tradition”). As previously reported, prior to the conversion, Tradition owned a total of 10,000,000 shares of Series A Preferred Stock, representing 100% of the authorized and issued Series A Preferred Stock.

Following the conversion, Tradition distributed the 90,000,000 shares of Common Stock, pro rata, to its members.

Following the conversion, the Company has 108,010,208 shares of Common Stock outstanding and 9,100,000 shares of Series A Preferred Stock outstanding.

Under the Company’s amended and restated certificate of incorporation, any holder of Series A Preferred Stock has the right, at any time and from time to time, to convert all or any of the shares of Series A Preferred Stock held by such holder into shares of Common Stock on a one to 100 basis.

The issuance of the shares of Common Stock pursuant to the foregoing transactions was made without registration in reliance on the exemption from registration under the Securities Act of 1933, as amended, afforded by Section 3(a)(9) thereof. No commission or other remuneration was paid or given directly or indirectly for soliciting the exchange of such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDwerks, Inc.

Date: December 9, 2022	/s/ Steven C. Laker
Steven C. Laker
Chief Executive Officer

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